UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
August 27, 2010
(Date of Report — Date of earliest event reported)
TRONOX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32669	20-2868245

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 N.W. 150th Street Oklahoma City, Oklahoma	73134

(Address of principal executive offices)	(Zip Code)
(405) 775-5000
(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
Plan Support Agreement
     On August 27, 2010, Tronox Incorporated, on behalf of itself and its affiliated debtors and debtors in possession (collectively, “Tronox”) in Chapter 11 cases pending in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), agreed with all of its key creditor stakeholders upon the framework for a plan of reorganization (the “Plan”) that will settle Tronox’s legacy environmental and tort liabilities and allow it to emerge from Chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”).
     In furtherance of the foregoing, on August 27, 2010, Tronox filed a motion with the Bankruptcy Court requesting authority to enter into a plan support agreement (the “Plan Support Agreement”) and an equity commitment agreement (the “Equity Commitment Agreement,” together with the Plan Support Agreement, the “Agreements”) that will ensure Tronox has the financing necessary to make the settlement payments contemplated by the Plan. According to the filing, the Plan has the full support of the United States of America, through the Department of Justice (the “United States”), on behalf of and in consultation with the state, local, tribal and quasi-governmental authorities who have filed claims against Tronox (including, for the first time, the state of Nevada and certain water authorities), Tronox’s official committee of unsecured creditors, certain holders of Tronox’s prepetition unsecured notes who are backstopping the equity financing needed for the Plan (the “Backstop Parties”) and representatives of holders of tort claims against Tronox. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Agreements and their respective annexes.
     Pursuant to the Agreements filed with the Bankruptcy Court, Tronox will work with its key creditor stakeholders to promptly file and seek confirmation of the Plan on the timeline set forth in the agreements, which requires, among other things, that Tronox emerge from Chapter 11 by year end. The terms of the Plan — which will modify and supersede the plan of reorganization filed on July 7, 2010 — are set forth in a term sheet annexed to the Agreements and outlines the reorganization transactions of the Plan. The material terms of the Plan are as follows:
•	Reorganized Business: The reorganized Tronox (“Reorganized Tronox”) will emerge from Chapter 11 as the owner and operator of the headquarters facility at Oklahoma City, Oklahoma, the titanium dioxide facilities at Hamilton, Mississippi and Botlek, Netherlands and will hold Tronox’s interests in the Tiwest Joint Venture in Australia. Reorganized Tronox also will own and operate the electrolytic chemical facilities at Hamilton, Mississippi and Henderson, Nevada (but will not own the real property on which such facility sits and will not be responsible for environmental remediation at such site related to legacy contamination). Reorganized Tronox will be funded by the proceeds of the Exit Financing, the Rights Offering (as described below) and the issuance of the New Convertible Preferred Stock.

•	Recoveries for the Government/Environmental Settlement: In full satisfaction of all claims filed by the United States and its instrumentalities, and state, local or municipal governmental entities related to environmental liabilities or obligations, these governmental entities would receive, collectively, $270 million in cash, the right to 88%

of the proceeds of the Anadarko Litigation, the Environmental Trust Assets, the Nevada Assets and the Environmental Insurance Assets. These assets will be used to fund environmental response trusts that will conduct remediation at sites presently owned by Tronox and satisfy remediation obligations at sites that are not owned by Tronox but at which Tronox may be liable for certain remediation costs. Under the Plan, Tronox will emerge from Chapter 11 free and clear of its legacy environmental liabilities to the maximum extent provided under the law and the vast majority of its environmental liabilities will be discharged.

•	Recoveries for Tort Claimants: The holders of tort claims (“Tort Claims”) against Tronox (the “Tort Claimants”) collectively will receive $12.5 million in cash, the right to 12% of the proceeds of the Anadarko Litigation (together with any other fee sharing or other arrangements to be agreed upon in good faith by the United States and holders of Tort Claims) and the Tort Claims Insurance Assets. Tort Claims will be satisfied exclusively from the trust to be established and funded under the Plan, and holders of Tort Claims will have no recourse to Reorganized Tronox.

•	Rights Offering: Eligible Holders of Allowed General Unsecured Claims and Indirect Environmental Claims will have the opportunity to participate in a $170 million rights offering (the “Rights Offering”) for an aggregate of 78.4% of the New Common Stock to be issued on the Effective Date, which will be backstopped by the Backstop Parties.

•	Recoveries for Holders of General Unsecured Claims: In addition to valuable rights to purchase New Common Stock in the Rights Offering, holders of Allowed General Unsecured Claims will receive their pro rata share of 16.9% of the New Common Stock to be issued on the Effective Date (the “GUC Pool”).

•	Recoveries for Holders of Indirect Environmental Claims: Holders of Allowed Indirect Environmental Claims will have their allowed claims split for purposes of sharing in the distributions to holders of Allowed General Unsecured Claims and Allowed Tort Claims, such that (a) 50% of the amount of each Allowed Indirect Environmental Claim will receive its pro rata share of the GUC Pool and rights to participate in the Rights Offering and (b) 50% of the amount of each Allowed Indirect Environmental Claim will receive its pro rata share of the specified allocation within the Tort Claims Trust Distributable Amount. The amount of the Tort Claims Trust allocable to such Allowed Indirect Environmental Claims is dependent on the aggregate amount of all Allowed Indirect Environmental Claims but will not exceed 6.25% of the Torts Claims Trust.

•	Convenience Class: A convenience class will be created consisting of any (a) Allowed General Unsecured Claim in an amount less than $250 and (b) 50% of an Allowed Indirect Environmental Claim in an amount less than $500. Holders of Allowed Convenience Claims shall receive payment in cash of 89% of the amount of such Allowed Convenience Claim, which payments shall be funded by the Backstop Parties through the purchase of the shares of New Common Stock to which the Holders of such claims would otherwise have been entitled, in lieu of receiving their pro rata share of the GUC Pool.

•	Equity Interests in Tronox Incorporated: For settlement purposes only, holders of Equity Interests in Tronox Incorporated will have the opportunity to vote on the Plan. If the class votes in favor of the Plan, holders of Equity Interests in Tronox Incorporated shall receive their pro rata share of new warrants to be issued on the Effective Date, which warrants shall be convertible into 5% of the New Common Stock to be issued on the Effective Date at an implied total enterprise value for Reorganized Tronox of $1.5 billion.
The Plan Support Agreement also contains the following milestones related to the Plan:
•	by September 17, 2010, the Bankruptcy Court shall have entered an order approving entry into the Agreements;

•	by September 23, 2010, Tronox and the government environmental claimants shall have executed the Environmental Claims Settlement Agreement, subject only to required notice and comment periods under applicable law;

•	by September 30, 2010, the Bankruptcy Court shall have entered an order approving the Disclosure Statement; and

•	by the earlier of (a) 60 days after an order is entered approving the Disclosure Statement and (b) November 30, 2010, the Bankruptcy Court shall have entered the Confirmation Order.
     The Parties to the Plan Support Agreement include Tronox, the Official Committee of Unsecured Creditors, the holders of Tronox’s 9.5% unsecured notes due December 1, 2012, certain members of the Official Committee of Unsecured Creditors in their individuals capacities, and the attorneys for certain parties, as representatives.
     The Plan Support Agreement includes customary conditions for such documents, such as an agreement to support the Plan, negotiate in good faith to reach definitive documentation and not take any actions that will delay or impede consummation of the revised Plan. It also contains a customary fiduciary out provision for Tronox and others.
     The foregoing summary of the Plan Support Agreement (and the term sheet annexed thereto) is a summary only and is qualified, in all respects, by the provisions of the Plan Support Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Equity Commitment Agreement
     On August 27, 2010, Tronox also entered into the Equity Commitment Agreement with the Backstop Parties. The Equity Commitment Agreement sets forth the terms and conditions upon which the Backstop Parties will backstop a rights offering under the Plan. The material terms of the Equity Commitment Agreement are as follows:
•	Equity Investment: The Backstop Parties have committed to provide (a) up to $170 million in cash on the Effective Date pursuant to the Rights Offering and (b) $15 million in cash on the Effective Date to purchase the New Convertible Preferred Stock, for a total equity commitment of $185 million. These funds will be utilized, in conjunction with the proceeds of the Exit Credit Facility, to satisfy Tronox’s obligations under the Plan and to meet the working capital and general corporate needs of Reorganized Tronox.

•	Backstop Commitment: The Backstop Parties have agreed to purchase any of the unsubscribed shares offered in the Rights Offering, for a stake of up to 78.4% of the New Common Stock to be issued on the Effective Date, and their ultimate ownership percentage will depend on the participation levels of eligible unsecured creditors in the Rights Offering. In addition, the Backstop Parties have committed to purchase $15 million of New Convertible Preferred Stock, which will accrue dividends at a rate of 8% per annum, payable quarterly in cash, and may be converted into shares of New Common Stock equal to 3.9% of the New Common Stock to be issued on the Effective Date (at an $850 million total enterprise valuation).

•	Backstop Consideration: On account of their equity financing commitment, the Backstop Parties will receive Equity Backstop Consideration equal to 6% of their $170 million Rights Offering equity commitment, paid in shares of New Common Stock equal to 4.7% of the New Common Stock to be issued on the Effective Date. If the Plan is not consummated, then, subject to certain exceptions, the Backstop Parties will be entitled to Cash Backstop Consideration equal to 6% of their total equity commitment on account of the Rights Offering and the New Convertible Preferred Stock, or $11.1 million (i.e., 6% of $185 million).

•	Transaction Expenses: Tronox will pay the reasonable and documented fees and out-of-pocket expenses of the legal and financial advisors to the Backstop Parties accrued during Tronox’s Chapter 11 cases.
     The Backstop Parties to the Equity Commitment Agreement include affiliates of, including funds managed by, York Capital Management, Fidelity Management & Research Company, Tricadia Capital Management, LLC, DW Investment Management, LP, Senator Investment Group, LP, and Och-Ziff Capital Management Group.
     The Equity Commitment Agreement contains covenants and termination events that are similar to and generally parallel to those contained in the Plan Support Agreement. These covenants relate to the terms of, and pursuit of, the Plan. The Equity Commitment Agreement also contemplates that Tronox will enter into other related agreements if the Plan is confirmed and Tronox emerges from its Chapter 11 proceedings.
     The foregoing summary of the Equity Commitment Agreement is a summary only and is qualified, in all respects, by the provisions of the Equity Commitment Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

     There is no assurance as to when Tronox will emerge from its Chapter 11 proceedings or whether the Plan will be confirmed.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Plan Support Agreement, dated as of August 27, 2010, by and among Tronox, the Official Committee of Unsecured Creditors, the holders of Tronox’s 9.5% unsecured notes due December 1, 2012 party thereto, certain members of the Official Committee of Unsecured Creditors in their individual capacities, and the attorneys for certain parties, as representatives, party thereto.

10.2	Equity Commitment Agreement, dated as of August 27, 2010, by and among Tronox and each of the Backstop Parties.

99.1	Press Release, dated August 30, 2010.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include those statements preceded by, followed by or that otherwise include the words “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “budget,” “goal,” “plans,” “objective,” “outlook,” “should,” or similar words. Future results and developments discussed in these statements may be affected by numerous factors and risks, such as the accuracy of the assumptions that underlie the statements, the approval of the Plan by the Bankruptcy Court and requisite stakeholders, the satisfaction of closing conditions, the market value of Tronox’s products, demand for consumer products for which Tronox’s businesses supply raw materials, the market for debt and/or equity financing, changes in laws and regulations, the ability to respond to challenges in international markets, changes in currency exchange rates, political or economic conditions in areas where Tronox operates, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors Section of Tronox’s Annual Report on Form 10-K for the year ended December 31, 2007, and subsequent Quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission (the “SEC”), and other SEC filings. Actual results and developments may differ materially from those expressed or implied in this news release. Tronox does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX INCORPORATED
By:	/s/ Michael J. Foster
Michael J. Foster
Vice President, General Counsel and Secretary

Dated: September 1, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Plan Support Agreement, dated as of August 27, 2010, by and among Tronox, the Official Committee of Unsecured Creditors, the holders of Tronox’s 9.5% unsecured notes due December 1, 2012 party thereto, certain members of the Official Committee of Unsecured Creditors in their individual capacities, and the attorneys for certain parties, as representatives, party thereto.

10.2	Equity Commitment Agreement, dated as of August 27, 2010, by and among Tronox and each of the Backstop Parties.

99.1	Press Release, dated August 30, 2010.